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                                                                      EXHIBIT 21


                                MGM GRAND, INC.

                             LIST OF SUBSIDIARIES

                               DECEMBER 31, 1994


                                                          STATE OF
                             NAME                      INCORPORATION
                      -----------------------------    -------------
PARENT                MGM Grand, Inc.                    Delaware

SUBSIDIARIES:         MGM Grand Hotel, Inc.              Nevada
                      MGM Grand Hotel Finance Corp.      Nevada
                      MGM Grand Air, Inc.                Delaware